SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JULY 26, 2016

Aja Cannafacturing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-177518	45-2758994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31500 Grape Street, Suite 3345 Lake Elsinore, CA	92532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 733-1412

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 21, 2016, our board of directors appointed RYAN PRINCE KENNEDY AND AL LEWAND to serve as a member of our board and Mr. Lewand as the Chief Executive Officer and has accepted the resignation of Kendall A. Smith.

Mr. Kennedy is a business entrepreneur with experience in the Urban Music, Talent/Artist, Film Distribution and Streaming/content business. developing new content for the Urban Industries. A Hip-Hop artist himself, Talent Agent and Event Promoter Mr. Kennedy has expanded his business ventures to include content development of new product for the Streaming Business.

Mr. Lewand, a seasoned business professional, brings his extensive 20- year experience in all phases of business management in the private and public markets that include social and media relations, marketing, financial insight and his law expertise. He has advised and consulted for several start-ups in bringing them to top tier exchanges in the U.S and abroad.

The Board of Directors has accepted the Resignation of Kendall Smith as of July 22 ,2016 at close of business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aja Cannafacturing, Inc.

/s/ Alain Lewand

Alain Lewand

Chief Executive Officer

Date: July 28, 2016

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